Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Current Report on Form 8-K of PepsiCo, Inc. dated February 20, 2009 and in Registration Statement No. 333-154314 on Form S-3, and Registration Statements No. 333-150868, 333-150867, 333-142811, 333-109509, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150, 333-109513, 33-22970, 333-110030, 33-19539, 33-54733, 33-61731, 333-09363, 333-109514, 2-65410, 2-82645, 33-51514, 33-60965, 333-89265, 333-65992, 333-66632, 333-66634, 333-76196, 333-76204 and 333-87526 on Form S-8, of our report dated February 20, 2009, related to the consolidated financial statements and financial statement schedule of Bottling Group, LLC and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R),” and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109”) contained in its Annual Report on Form 10-K for the year ended December 27, 2008.

/s/ Deloitte & Touche LLP
New York, New York
February 20, 2009